UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 West Wahalla Lane
Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 6, 2024 (the "Closing Date"), Knight-Swift Transportation Holdings Inc. (the "Company") entered into the First Amendment to its credit facility dated as of September 3, 2021 (the "2021 Debt Agreement") with the lenders thereto, Bank of America, N.A. as Administrative Agent and PNC Bank National Association and Wells Fargo Bank, National Association as Lenders and Co-Syndication Agents (the "2024 Amendment"). The 2024 Amendment extends the maturity of the Company's term loan A-2 from September 3, 2024 to September 3, 2026, increases the size of the term loan A-2 from $200 million to $350 million, aligns the applicable margin for the term loan A-2 with that of the rest of the credit facility, transitions the reference rate for the credit facility from the Bloomberg Short-Term Bank Yield Index ("BSBY") to the Secured Overnight Financing Rate ("SOFR"), and makes other conforming changes.
There are no scheduled principal payments due under the term loan A-2 until maturity. The interest rate applicable to the credit facility is subject to a leverage-based grid and as of the Closing Date is equal to SOFR plus the 0.10% SOFR adjustment plus 1.50%.
The 2021 Debt Agreement is unsecured and continues to contain certain financial covenants with respect to a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio and usual and customary events of default, restrictions, and covenants for facilities of this nature.
The foregoing description of the 2024 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Amendment, which will be filed with the Company's Form 10-Q for the quarter ended September 30, 2024.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS
On August 8, 2024, the Company announced that on August 7, 2024 its board of directors declared a quarterly cash dividend of $0.16 per share of common stock. The dividend is payable to the Company's stockholders of record as of September 6, 2024, and is expected to be paid on September 23, 2024.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description
Exhibit 99	Knight-Swift Transportation Holdings Inc. press release dated August 8, 2024, announcing quarterly cash dividend
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in this report and the exhibit hereto may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our declaration of quarterly dividends. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurance that future dividends will be declared. The declaration of future dividends is subject to approval of the board of directors and various risks and uncertainties, including, but not limited to: our cash flow and cash needs; compliance with applicable laws; restrictions on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; deterioration in our financial condition or results; and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. Please refer to the last paragraph of the accompanying press release and various disclosures by the Company in other releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	August 8, 2024	/s/ Andrew Hess
Andrew Hess
Chief Financial Officer